SMALLCAP World Fund, Inc.
September 30, 2016
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$-
Class B	$-
Class C	$-
Class F-1	$-
Class F-2	$-
Total	$0
Class 529-A	$-
Class 529-B	$-
Class 529-C	$-
Class 529-E	$-
Class 529-F-1	$-
Class R-1	$-
Class R-2	$-
Class R-2E	$-
Class R-3	$-
Class R-4	$-
Class R-5	$-
Class R-5E	$-
Class R-6	$-
Total	$0
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$-
Class B	$-
Class C	$-
Class F-1	$-
Class F-2	$-
Class 529-A	$-
Class 529-B	$-
Class 529-C	$-
Class 529-E	$-
Class 529-F-1	$-
Class R-1	$-
Class R-2	$-
Class R-2E	$-
Class R-3	$-
Class R-4	$-
Class R-5	$-
Class R-5E	$-
Class R-6	$-
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	397,139
Class B	533
Class C	19,572
Class F-1	15,373
Class F-2	44,306
Total	476,923
Class 529-A	21,915
Class 529-B	89
Class 529-C	6,678
Class 529-E	1,162
Class 529-F-1	1,910
Class R-1	753
Class R-2	14,219
Class R-2E	128
Class R-3	17,235
Class R-4	16,290
Class R-5	7,412
Class R-5E*	-
Class R-6	71,005
Total	158,796
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$47.24
Class B	$42.74
Class C	$42.08
Class F-1	$46.74
Class F-2	$47.80
Class 529-A	$46.74
Class 529-B	$43.11
Class 529-C	$42.85
Class 529-E	$45.53
Class 529-F-1	$47.23
Class R-1	$43.34
Class R-2	$43.35
Class R-2E	$47.07
Class R-3	$45.45
Class R-4	$46.89
Class R-5	$48.40
Class R-5E	$47.30
Class R-6	$47.93
* Amount less than one thousand